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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported): September 30, 2002

                               EB2B COMMERCE, INC.
               (Exact Name of Registrant as Specified in Charter)


             NEW JERSEY              0-10039               22-2267658
  (State or Other Jurisdiction    (Commission          (I.R.S. Employer
   of Incorporation)              File Number)       Identification Number)



    665 BROADWAY, NEW YORK, NEW YORK                          10012
  (Address of Registrant's Principal Executive Offices)    (Zip Code)

                                 (212) 477-1700
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

         As a result of continuing operating losses during 2001 and 2002, eB2B Commerce, Inc. (the "Company") determined to discontinue its training and client educational services business as of September 30, 2002. This business, which entails the provision of authorized technical training education services and training seminars to corporate computer professionals, has been treated as a separate reportable segment and was not part of the Company's core transaction processing business. The Company does not have a buyer for this business and management is currently winding down its operations. For the year ended December 31, 2001, the training and client educational services business segment contributed revenues of approximately $2.5 million and an EDITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) loss of $15,000. For the six months ended June 30, 2002, revenues and EBITDA for this business segment were $724,000 and a loss of $333,000, respectively. The net liabilities of this discontinued operation will be recorded at their net realizable value under the caption "Net liabilities of discontinued operation" in the September 30, 2002 balance sheet when the Company files its Form 10-Q for the three months ended September 30, 2002.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2002


                                           eB2B Commerce, Inc.


                                           By:     /s/ Richard S. Cohan
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                                           Name:  Richard S. Cohan
                                           Title: Chief Executive Officer and
                                                  President